UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

June 17, 2004

Modine Manufacturing Company
Exact name of registrant as specified in its charter
Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

TABLE OF CONTENTS

ITEM 5.     Other Events.

ITEM 7.     Exhibits

SIGNATURE

Exhibit Index

EX-99      Press Release Dated June 17, 2004.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

On June 17, 2004 Modine Manufacturing Company, through its Electronics Cooling Group, Thermacore International, Inc., announced the closing of its Guaymas facility in Mexico to move business to other North American and Asian plants.

Item 7.   Exhibits.
Exhibit 99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn
D. B. Rayburn President and Chief Executive Officer

By: /s/ D. R. Zakos
D. R. Zakos Vice President, General Counsel and Secretary

Date: June 17, 2004

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99

Modine Manufacturing Company's Electronics Cooling Group, Thermacore International, Inc., announces the closing of its facility in Guaymas, Mexico, moving business to other North American and Asian plants.